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                                                                   EXHIBIT 10.19

                     PLAINS EXPLORATION & PRODUCTION COMPANY
                            2002 STOCK INCENTIVE PLAN
                       STOCK APPRECIATION RIGHTS AGREEMENT

     THIS AGREEMENT, entered into as of September 3, 2002, with respect to the following grant of Stock Appreciation Rights, such grant to be effective on the effective date (the "Grant Date") of the initial public offering (the "IPO") of common stock of Plains Exploration & Production Company, a Delaware corporation (the "Company"), by and between the Company and Stephen Thorington ("Grantee").

     WHEREAS, the Company has adopted the Plains Exploration & Production Company 2002 Stock Incentive Plan (the "Plan") in order to provide additional incentives to certain employees, officers, consultants and directors of the Company and its Subsidiaries, Affiliates and Divisions; and

     WHEREAS, pursuant to the Employment Agreement, dated as of August 20, 2002, between Grantee and the Company, the Company has agreed to grant an Award of Stock Appreciation Rights under the Plan to Grantee.

     NOW, THEREFORE, the Committee has acted as follows:

     1. Grant of Stock Appreciation Rights ("SARs").

     1.1 The Company hereby grants to Grantee during the period commencing on the Grant Date of this agreement (the "Agreement") and ending on the close of business on September 3, 2007 (the "Termination Date") an Award of 300,000 SARs.

     1.2 The "Exercise Price" per SAR is equal to the price per Share in the IPO, which has been determined to be the Fair Market Value of a Share on the Grant Date.

     1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2. Duration of Award.

     The Award shall be exercisable to the extent and in the manner provided herein from the Grant Date until the Termination Date (the "Exercise Term"); provided, however, that the Award may be earlier terminated as provided in
Section 5 hereof.

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     3. Exercisability of Award.

     Unless otherwise provided in this Agreement or the Plan, the Award shall entitle Grantee to exercise, in whole at any time or in part from time to time, one-third of the total number of SARs covered by this Award on September 3, 2003, and an additional one-third of the total number of SARs covered by this Award on each of September 3, 2004 and September 3, 2005; provided, however, that if Grantee dies, or is terminated by the Company for any reason other than Cause, the unvested portion of the Award shall vest and be immediately exercisable. Each right of exercise shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.

     4. Manner of Exercise.

     4.1 Subject to the terms and conditions of this Agreement and the Plan, the SARs may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office. Such notice shall state that Grantee is electing to exercise a specific number of SARs and shall be signed by the person or persons exercising the SARs. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Award.

     4.2 Upon the exercise of SARs, Grantee shall be entitled to receive an amount determined by multiplying (A) the Appreciation Value of a Share, by (B) the number of SARs being exercised. Payment of such amount shall be made in cash.

     4.3 Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares as a result of the grant or exercise of this Award.

     5. Termination of Employment.

     5.1 Termination for any Reason other than Cause. If Grantee's employment is terminated for any reason other than by the Company for Cause, or due to Grantee's death, the Award shall continue to be exercisable for the duration of the Exercise Term. In the event of Grantee's death, the Award shall be exercisable by the legatee or legatees under his or her will, or by his or her personal representatives or distributees and such person or persons shall be substituted for Grantee each time Grantee is referred to herein.

     5.2 Termination for Cause. If the employment of Grantee is terminated for Cause, any unexercised portion of the Award shall terminate on the date of Grantee's termination of employment (whether or not exercisable).

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     6. Effect of Change in Control.

     Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, Grantee will be permitted to surrender for cancellation within ninety (90) days after such Change in Control, this Award or any portion of this Award to the extent not yet exercised and Grantee shall be entitled to receive immediately a cash payment in an amount equal to the Appreciation Value of this Award, if any, on the date of surrender.

     7. Nontransferability.

     This Award shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (as contemplated by the Plan). This Award shall be exercisable only by Grantee or Grantee's guardian or legal representative during the lifetime of Grantee.

     8. No Right to Continued Employment.

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate Grantee's employment at any time.

     9. Adjustments.

     In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to this Award and the exercise price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 14 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     10. Effect of a Merger, Consolidation or Liquidation.

     Subject to Section 6 hereof, upon the effective date of a Transaction, (i) this Award shall be treated as provided for in the agreement entered into in connection with the Transaction, or (ii) if not so provided in such agreement, Grantee shall be entitled to receive in respect of each unexercised SAR, upon exercise, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria applicable to this Award prior to such Transaction.

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     11. Withholding of Taxes.

     The Company shall have the right to deduct from any distribution of cash to Grantee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to this Award.

     12. Grantee Bound by the Plan.

     Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     13. Modification of Agreement.

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     14. Severability.

     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     15. Governing Law.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     16. Successors in Interest.

     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of Grantee's legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Grantee's heirs, executors, administrators and successors.

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     17. Resolution of Disputes.

     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on Grantee and Company for all purposes.

                         PLAINS EXPLORATION & PRODUCTION
                         COMPANY

                         By:             /s/ James C. Flores
                              ---------------------------------------------
                         Name:             James C. Flores
                               --------------------------------------------
                         Title:    Chairman and Chief Executive Officer
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